Exhibit 11a
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amended Offering Statement on Form 1-A of our report dated April 30, 2021, relating to the financial statements of Red Oak Capital Fund V, LLC as of December 31, 2020 and for the period from March 23, 2020 (date of formation) to December 31, 2020. We also consent to the reference to us under the heading “Independent Auditors” in such Amended Offering Statement.

/s/ UHY LLP
Farmington Hills, Michigan
August 13, 2021